Calculation of Filing Fee Tables
S-1
Rothe Development, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class B common stock	457(o)			$ 50,000,000.00	0.0001381	$ 6,905.00
Fees to be Paid	2	Other	Underwriter's Warrants to purchase Class B common stock	Other				0.0001381	$ 0.00
Fees to be Paid	3	Other	Class B common stock underlying Underwriter's Warrants	Other			$ 3,600,000.00	0.0001381	$ 497.16
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 53,600,000.00		$ 7,402.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,402.16
Offering Note
[1]	The maximum aggregate offering price for the Class B common stock offered hereby is $50,000,000. The Class B common stock is registered pursuant to Rule 457(o) under the Securities Act. The filing fee rate used in this table is $0.00013810 per dollar of securities registered, applicable as of September 4, 2026.

[2]	No separate registration fee is required for the Underwriter's Warrants pursuant to Rule 457(g) because they are being registered in the same registration statement as the Class B common stock underlying the Underwriter's Warrants.

[3]	The $3,600,000.00 proposed maximum aggregate offering price for the Class B common stock underlying the Underwriter's Warrants is estimated solely for calculating the registration fee pursuant to Rule 457(g) and equals 120% of $3,000,000.00, which is 6% of the $50,000,000.00 maximum aggregate offering price of the Class B common stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date